UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

CIVITAS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36623	65-1309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of principal executive offices, including zip code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2015, Civitas Solutions, Inc. (the “Company”) entered into a first amended and restated registration rights agreement (the “Registration Rights Agreement”) with NMH Investment, LLC (the “LLC”), amending and restating the registration rights agreement entered into on September 16, 2014 by and between the Company and the LLC. Pursuant to the Registration Rights Agreement, the LLC is entitled to request that the Company register the shares of its common stock held by the LLC on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” The LLC is also entitled to participate in certain registered offerings by the Company, subject to the terms and conditions in the Registration Rights Agreement. The Company will pay the LLC’s expenses in connection with the LLC’s exercise of these rights. The registration rights described in this paragraph apply to (i) shares of the Company’s common stock held by the LLC as of the closing of the Company’s initial public offering and (ii) any of the Company’s capital stock (or that of its subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities, including the members of the LLC who received Registrable Securities in the distribution by the LLC to its members of all of the Registrable Securities that it held, which occurred on October 1, 2015. However, any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act or repurchased by the Company or its subsidiaries. In addition, with the Company’s consent and the consent of the holders of a majority of Registrable Securities, any Registrable Securities held by a person other than Vestar Capital Partners V, L.P. (“Vestar”) and its affiliates, upon notice from the Company, will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

Notwithstanding the general rule that underwriter cutbacks will be applied pro rata among the subsequent holders of Registrable Securities, (i) in the first secondary offering of the Company’s common stock, the Management Committee of the LLC will determine the limitation on inclusion of Registrable Securities for each subsequent holder of Registrable Securities on an individual basis, except that Vestar and its affiliates may include more than their pro rata share only if the holders of a majority of the Registrable Securities held by subsequent holders who are employees consent, and (ii) in the first secondary offering of the Company’s common stock and in all future offerings, Edward M. Murphy will be permitted to include at least 35% of the Registrable Securities he receives upon the distribution of the Company’s shares that the LLC holds to its members, if the underwriters agree that the Registrable Securities he includes in excess of his pro rata portion can be sold without any adverse effect to the offering, and the Registrable Securities to be included by Vestar and its affiliates will be reduced by the amount by which Mr. Murphy’s participation exceeds his pro rata portion.

Item 7.01. Regulation FD Disclosure.

On October 1, 2015, the Company announced that it had priced a secondary offering of shares of the Company’s common stock by affiliates of Vestar Capital Partners and certain current and former employees of the Company, including members of senior management. A copy of the press release announcing the pricing of the secondary offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amended and Restated Registration Rights Agreement, dated as of October 1, 2015, by and between Civitas Solutions, Inc. and NMH Investors, LLC.

99.1	Press Release issued by Civitas Solutions, Inc. on October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS SOLUTIONS, INC.

/s/ Bruce F. Nardella
Date: October 2, 2015	Name:	Bruce F. Nardella
	Title:	Chief Executive Officer and President